Exhibit 10.1

FOURTH AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment and Waiver to Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of September 29, 2006 by and among RC2 Brands, Inc. ("RC2 Brands"), RC2 South, Inc. ("RC2S"), Learning Curve International, Inc. ("LCI"), The First Years Inc. ("TFY"), Racing Champions Worldwide Limited ("RCWL"; RC2 Brands, RC2S, LCI, TFY, and RCWL being referred to herein collectively as the "Borrowers"), Harris N.A., as Administrative Agent, and the Lenders party hereto.

PRELIMINARY STATEMENTS

A.           The Borrowers, the Lenders and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of September 15, 2004 as heretofore amended (the "Credit Agreement").  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.           The Borrowers have requested that the Lenders (i) permit the Company to sell all of the issued and outstanding capital stock of RC2S along with certain properties and assets of RC2 Brands used in connection with sports die-cast products portion of RC2S' business (the "RC2S Sale"), (ii) release Green's Racing Souvenirs, Inc., a subsidiary of RC2S ("Green's"), as a Guarantor and (iii) waive Sections 8.1 and 8.11 of the Credit Agreement with respect to the RC2S Sale, and the Lenders are willing to do so under the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                              WAIVERS.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders hereby waive Sections 8.1 and 8.11 of the Credit Agreement to the extent necessary to allow the consummation of the RC2S Sale and the Administrative Agent to release any Liens covering any Collateral sold in connection with the RC2S Sale and deliver to RC2S or its designee appropriate lien release documents (including, without limitation, Uniform Commercial Code financing statement terminations and amendments).  The foregoing waivers are limited to the matters expressly stated herein.  By accepting this Waiver, the Borrowers acknowledge and confirm that they remain obligated to comply with the terms of the Credit Agreement (including, without limitation, Sections 1.9, 8.1 and 8.11 thereof).

SECTION 2.                                AMENDMENTS.

2.1.           Upon the effectiveness of this Amendment, Schedule 6.2 to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Annex A attached hereto.

2.2           Upon the effectiveness of this Amendment, (a) RC2S shall cease to be a Borrower under the Credit Agreement and Green's shall be released as a Guarantor, (b) all references to RC2S and Green's in the Credit Agreement and the other Loan Documents shall be deleted and (c) RC2S and Green's shall have no rights or obligations under the Loan Documents.

SECTION 3.                               CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1           The Borrowers and the Lenders shall have executed and delivered this Amendment.

3.2           All conditions precedent to the RC2S Sale have been satisfied and the Borrowers shall have provided to the Administrative Agent an executed copy of the Purchase Agreement related thereto.

3.3           Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

SECTION 4.                               REPRESENTATIONS.

4.1.           In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.2.           Specifically with respect to the RC2S Sale, the Borrowers represent to the Lenders that the RC2S Sale does not violate the $10,000,000 annual limitation set forth in Section 8.10(f) of the Credit Agreement for the current fiscal year and does not violate the $25,000,000 aggregate limitation set forth in Section 8.10(f) of the Credit Agreement for the period from and after November 18, 2005.  Additionally, the Borrowers represent that pursuant to the terms of Section 1.9(b)(i) of the Credit Agreement, no prepayment is required in connection with the RC2S Sale.

SECTION 5.                               MISCELLANEOUS.

5.1.           Except as specifically amended herein, the Credit Agreement shall continue in full force and affect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2.           This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.   This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGES FOLLOW.]

This Fourth Amendment and Waiver to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

RC2 BRANDS, INC. RC2 SOUTH, INC. LEARNING CURVE INTERNATIONAL, INC. THE FIRST YEARS INC., a Massachusetts corporation RACING CHAMPIONS WORLDWIDE LIMITED

By:	/s/ Curtis W. Stoelting
Name: Curtis W. Stoelting
Title : Chief Executive Officer of RC2 Brands,
RC2S and LCI, President of TFY and Director of RCWL

Accepted and agreed to as of the date and year first above written.

HARRIS N.A., in its individual capacity and as Administrative Agent

By:	/s/ Patrick McDonnell
Name: Patrick McDonnell
Title : Managing Director

NATIONAL CITY BANK

By:	/s/ Jennifer L. Kofod
Its: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Michael F. Perry
Its: First Vice President

FIFTH THIRD BANK (CHICAGO), a Michigan Banking Corporation

By:	/s/ Kim Puszczewicz
Its: Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Kanika Agarwal
Its: Commercial Banking Officer

ASSOCIATED BANK, N.A.

By:	/s/ Daniel Holzhauer
Its: Vice President

CHARTER ONE BANK N.A.

By:
Its: